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Exhibit 99.2

CONSENT OF DIRECTOR NOMINEE

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of Onconova Therapeutics, Inc., and any amendments or supplements thereto, including the prospectus contained therein, as an individual to become a director of Onconova Therapeutics, Inc., to all references to me in connection therewith and to the filing or attachment of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ ANNE M. VANLENT
Name:	Anne M. VanLent
Date:	July 11, 2013

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CONSENT OF DIRECTOR NOMINEE